EXHIBIT 99(d)

                               HECHINGER COMPANY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS'EQUITY
                        (in thousands except share data)

                                                                               CLASS A    CLASS B    ADDITIONAL
                                                                                COMMON     COMMON      PAID-IN       RETAINED
                                                                                 STOCK      STOCK      CAPITAL       EARNINGS
                                                                              --------    --------   ----------    ----------
BALANCE, JAN. 30, 1993                                                        $  2,877    $  1,348   $  238,356    $  237,517

Restricted stock awards, 20,000 Class A common shares                                2         -            178           -
Restricted stock awards earned, net of forfeitures                                 (15)        -         (1,811)          -
Exercise of stock options including income tax benefit (32,519 Class
   A common shares were issued from the treasury)                                  -           -           (180)          -
Conversions from Class B to Class A common stock                                    17         (17)         -             -
Purchase of treasury stock (18,938 Class A common shares and 1
   Class B common share)                                                           -           -            -             -
Cash dividends, Class A common stock ($.16 per share)                              -           -            -          (4,587)
Cash dividends, Class B common stock ($.06 per share)                              -           -            -            (854)
Net earnings                                                                       -           -            -          24,760
                                                                              --------    --------   ----------    ----------

BALANCE, JAN. 29, 1994                                                           2,881       1,331      236,543       256,836

Restricted stock awards earned, net of forfeitures                                 -           -            -             -
Performance stock awards earned and issued                                           5         -            576           -
Exercise of stock options including income tax benefit (92,670 Class
   A common shares were issued from the treasury)                                   14         -            928           -
Conversions from Class B to Class A common stock                                   172        (172)         -             -
Conversion of 5-1/2% Convertible Subordinated Debentures into
   shares of Class A common stock                                                  -           -             25           -
Purchase of treasury stock (6,607 Class A common shares)                           -           -            -             -
Adjustment to fair value of marketable securities                                  -           -            -            (338)
Cash dividends, Class A common stock ($.08 per share)                              -           -            -          (2,420)
Cash dividends, Class B common stock ($.03 per share)                              -           -            -            (384)
Net earnings                                                                       -           -            -          26,013
                                                                              --------    --------   ----------    ----------

BALANCE, JULY 30, 1994 (UNAUDITED)                                            $  3,072    $  1,159   $  238,072    $  279,707
                                                                              ========    ========   ==========    ==========

                                                                                 UNEARNED        TREASURY
                                                                               COMPENSATION        STOCK          TOTAL
                                                                              -------------     ---------      ----------
BALANCE, JAN. 30, 1993                                                        $     (4,367)     $  (1,807)     $  473,924

Restricted stock awards, 20,000 Class A common shares                                 (172)           -                 8
Restricted stock awards earned, net of forfeitures                                   2,338            -               512
Exercise of stock options including income tax benefit (32,519 Class
   A common shares were issued from the treasury)                                      -              361             181
Conversions from Class B to Class A common stock                                       -              -               -
Purchase of treasury stock (18,938 Class A common shares and 1
   Class B common share)                                                               -              (77)            (77)
Cash dividends, Class A common stock ($.16 per share)                                  -              -            (4,587)
Cash dividends, Class B common stock ($.06 per share)                                  -              -              (854)
Net earnings                                                                           -              -            24,760
                                                                              -------------     ---------      ----------
BALANCE, JAN. 29, 1994                                                              (2,201)        (1,523)        493,867

Restricted stock awards earned, net of forfeitures                                     300            -               300
Performance stock awards earned and issued                                             -              -               581
Exercise of stock options including income tax benefit (92,670 Class
   A common shares were issued from the treasury)                                      -            1,261           2,203
Conversions from Class B to Class A common stock                                       -              -               -
Conversion of 5-1/2% Convertible Subordinated Debentures into
   shares of Class A common stock                                                      -              -                25
Purchase of treasury stock (6,607 Class A common shares)                               -              (88)            (88)
Adjustment to fair value of marketable securities                                      -              -              (338)
Cash dividends, Class A common stock ($.08 per share)                                  -              -            (2,420)
Cash dividends, Class B common stock ($.03 per share)                                  -              -              (384)
Net earnings                                                                           -              -            26,013
                                                                              -------------     ---------      ----------
BALANCE, JULY 30, 1994 (UNAUDITED)                                            $     (1,901)     $    (350)     $  519,759
                                                                              =============     =========      ==========

See notes to consolidated financial statements.


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